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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): January 19, 1998



                             USF&G CORPORATION
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


                 Maryland                               1-8233                          52-1220567
     -------------------------------           -----------------------       --------------------------------
     (State or Other Jurisdiction of           (Commission File Number)      (IRS Employer Identification No.)
              Incorporation)



             6225 Centennial Way
             Baltimore, Maryland                           21209
   ---------------------------------------            ----------------
   (Address of Principal Executive Offices)              (Zip Code)



                              (410) 547-3000
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           (Registrant's telephone number, including area code)


       ------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. Other Events.

               On January 19, 1998, The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"), USF&G Corporation, a Maryland corporation ("USF&G"), and SP Merger Corporation, a Maryland corporation and a wholly owned direct subsidiary of St. Paul ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into USF&G with USF&G to be the surviving corporation of such merger (the "Merger"). As a result of the Merger, USF&G will become a wholly owned subsidiary of St. Paul. At the effective time of the Merger, each issued and outstanding share of common stock, par value $2.50 per share (the "USF&G Common Stock"), of USF&G (other than shares owned by St. Paul or any direct or indirect subsidiary of St. Paul or shares owned by USF&G or any direct or indirect subsidiary of USF&G) will be converted into the right to receive that number (the "Exchange Ratio") of shares of common stock, no par value per share (the "St. Paul Common Stock"), of St. Paul determined by dividing $22 by the average of the daily average per share high and low sales prices of one share of St. Paul Common Stock for each of the 20 trading days ending on the third trading day prior to the date St. Paul's stockholders vote on the approval of the Merger; provided that the Exchange Ratio will not be less than 0.2821 of a share of St. Paul Common Stock or more than 0.2973 of a share of St. Paul Common Stock.

               In connection with the Merger, St. Paul and USF&G have also entered into a Stock Option Agreement (the "Stock Option Agreement") dated as of January 19, 1998, pursuant to which USF&G has agreed to grant St. Paul an option to purchase shares of USF&G Common Stock, exercisable only in certain circumstances, in an amount equal to 19.9% of the shares of St. Paul Common Stock outstanding at the time of exercise.

               The Merger is subject to, among other things, certain regulatory approvals, the approval of the Merger by the stockholders of USF&G and the approval of the issuance of shares of St. Paul Common Stock in the Merger.

               Copies of the Merger Agreement and the Stock Option Agreement are attached hereto as Exhibits 2.1 and 4.1, respectively. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

ITEM 7(c).  Exhibits.

Exhibit 2.1 Agreement and Plan of Merger dated as of January 19, 1998 among The St. Paul Companies, Inc., USF&G Corporation and SP Merger Corporation

Exhibit 4.1 Stock Option Agreement dated as of January 19, 1998 between The St. Paul Companies, Inc. and USF&G Corporation



                                SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                USF&G CORPORATION


Dated: January 21, 1998         By: /s/ Dan L. Hale
                                --------------------------------------------
                                Name:  Dan L. Hale
                                Title: Executive Vice President and
                                         Chief Financial Officer






                               INDEX TO EXHIBITS


                                                                   Sequential
Exhibit No.                      Description                        Page No.
-----------                 ---------------------                  ----------
Exhibit 2.1 Agreement and Plan of Merger dated as of January 19, 1998 among The St. Paul
                   Companies, Inc., USF&G Corporation and
                   SP Merger Corporation

Exhibit 4.1        Stock Option Agreement dated as of
                   January 19, 1998 between The St. Paul
                   Companies, Inc. and USF&G Corporation